As filed with the Securities and Exchange Commission on May 31, 2019

Registration No. 333-231769

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2851603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(713) 629-7600

(Address, including zip code, telephone number, including area code, of principal executive offices)

Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan

(Full title of the plan)

Donald C. Wayne

Executive Vice President and General Counsel

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(713) 629-7600

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Gene J. Oshman

Jeremy L. Moore

Baker Botts L.L.P.

910 Louisiana

Houston, Texas 77002

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed solely to correct an exhibit hyperlink contained in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 24, 2019 (File No. 333-231769).

Item 8. Exhibits.

Exhibit Number	Description of Exhibits

3.1	Restated Certificate of Incorporation of Quanta Services, Inc. (previously filed as Exhibit 3.1 to the Company’s Form 8-K (No. 001-13831) filed March 26, 2019 and incorporated herein by reference)

3.2	Bylaws of Quanta Services, Inc., as amended and restated December 6, 2018 (previously filed as Exhibit 3.1 to the Company’s Form 8-K (No. 001-13831) filed December 11, 2018 and incorporated herein by reference)

4.1	Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Form 8-K (No. 001-13831) filed May 24, 2019 and incorporated herein by reference)

5.1	Opinion of Baker Botts L.L.P. regarding legality of securities being registered (previously filed as Exhibit 5.1 to the Company’s Form S-8 (No. 333-231769) filed May 24, 2019 and incorporated herein by reference)

23.1	Consent of PricewaterhouseCoopers LLP (previously filed as Exhibit 23.1 to the Company’s Form S-8 (No. 333-231769) filed May 24, 2019 and incorporated herein by reference)

23.2	Consent of Baker Botts L.L.P. (incorporated by reference from Exhibit 5.1)

24.1	Powers of Attorney (previously included on the signature page of the Company’s Form S-8 (No. 333-231769) filed May 24, 2019 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Quanta Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas on May 31, 2019.

QUANTA SERVICES, INC.

By:	/s/ Earl C. Austin, Jr.
Earl C. Austin, Jr.
President, Chief Executive Officer, Chief Operating Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated and on May 31, 2019.

/s/ Earl C. Austin, Jr. Earl C. Austin, Jr.	President, Chief Executive Officer, Chief Operating Officer and Director (Principal Executive Officer)

/s/ Derrick A. Jensen Derrick A. Jensen	Chief Financial Officer (Principal Financial Officer)

/s/ Jerry K. Lemon Jerry K. Lemon	Chief Accounting Officer (Principal Accounting Officer)

* David M. McClanahan	Chairman of the Board of Directors

* Doyle N. Beneby	Director

* J. Michal Conaway	Director

* Vincent D. Foster	Director

* Bernard Fried	Director

* Worthing F. Jackman	Director

* Margaret B. Shannon	Director

* Pat Wood, III	Director

* By:	/s/ Earl C. Austin, Jr.
Earl C. Austin, Jr.
Attorney-in-fact